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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Brunswick Technologies, Inc. on Forms S-8 (File Nos. 333-36921 and 333-47915) of our report dated February 12, 1999, on our audits of the consolidated financial statements of Brunswick Technologies, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.



                                        /s/ PricewaterhouseCoopers LLP


Portland, Maine
March 30, 1999